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                                                                    EXHIBIT 23.2


                     CONSENT OF SIMPSON THACHER & BARTLETT


We consent to the reference to our firm under the caption, "Material United States Federal Income Tax Consequences" and "Legal Opinions" in Amendment No. 1 to the Registration Statement on Form S-4 and related prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of 13,000,000 shares of Cumulative Convertible Voting Preferred Stock, Series B of the Company.


/s/ Simpson Thacher & Bartlett
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New York, New York
May 23, 1997